Exhibit 4.3

Execution Version

THIS AGREEMENT OR INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF MAY 7, 2009, AMONG BANK OF AMERICA, N.A., AS FIRST LIEN AGENT, U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN AGENT, SONIC AUTOMOTIVE, INC. AND THE SUBSIDIARIES OF SONIC AUTOMOTIVE, INC. PARTY THERETO (THE “INTERCREDITOR AGREEMENT”), AND EACH PARTY TO OR HOLDER OF THIS AGREEMENT OR INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT

SECURITY AGREEMENT (ESCROWED EQUITY)

THIS SECURITY AGREEMENT (ESCROWED EQUITY) (this “Agreement”) is made and entered into as of May 7, 2009 by SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (each a “Grantor”, and collectively with the Company, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (together with any successor, the “Collateral Agent”) for the Trustee (as defined below) and each Holder (collectively with the Collateral Agent, the “Secured Parties”). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, 6.00% Senior Secured Convertible Notes due 2012 of the Company (the “Securities”), in the original aggregate principal amount of $85,627,000.00 will be issued pursuant to the Indenture, dated as of May 7, 2009 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”);

WHEREAS, each Guarantor has, pursuant to the Indenture, unconditionally guaranteed the Secured Obligations (as defined below);

WHEREAS, the Company and each other Grantor will materially benefit from the issuance of the Securities;

WHEREAS, it is a condition to the issuance and sale of the Securities that the Grantors execute and deliver this Agreement;

WHEREAS, each Grantor has agreed to make all shares of Capital Stock of the Subsidiaries described on Schedule I (as such schedule may be supplemented from time to time) (collectively, the “Escrow Subsidiaries”) subject to the terms and provisions of this Agreement;

WHEREAS, the Capital Stock in the Escrow Subsidiaries is not permitted to be pledged under the terms of certain manufacturer agreements to which such Escrow Subsidiaries are parties (the “Restricted Equity Interests”);

WHEREAS, in lieu of a pledge by the Grantors to the Collateral Agent of the Restricted Equity Interests, the Grantors shall grant a security interest in certain Disposition Proceeds (as defined below) of such Restricted Equity Interests; and

WHEREAS, the Grantors have delivered or will deliver the Escrowed Shares (as defined below) into an escrow to be held by Bank of America, N.A. (and its successor or successors in such capacity, the “First Lien Agent”) in accordance with the Escrow and Security Agreement, dated as of February 17, 2006 (as amended, restated, revised, modified, supplemented or amended and restated from time to time, the “First Lien Escrow and Security Agreement”), among the Company, certain Subsidiaries of the Company and the First Lien Agent.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I

ESCROW

1.1 Escrow. So long as the First Lien Escrow and Security Agreement is in effect, each Grantor agrees to deliver to the First Lien Agent, or an agent or bailee of the First Lien Agent, in escrow (“Escrow”) all of the issued and outstanding certificated shares of Capital Stock now or hereafter owned by such Grantor described on Schedule I attached hereto and incorporated herein by reference, as Schedule I may be amended or supplemented from time to time (collectively, the “Escrowed Shares”).

1.2 Certain Escrow Aspects.

(a) The Grantors shall pay all income, withholding and any other taxes imposed on or measured by income which are attributable to income from the Escrowed Shares and the Disposition Proceeds for the time all or any part thereof are held in escrow hereunder, and shall file all tax and information returns applicable thereto. To the extent that the Collateral Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the Escrowed Shares and Disposition Proceeds, the Collateral Agent may, but shall not be obligated, to pay such taxes. The Collateral Agent may withhold or offset from any amount payable by the Collateral Agent to the Grantors such amount as the Collateral Agent determines in its sole discretion to be sufficient to provide for the payment of such taxes; alternately any such amount paid by the Collateral Agent shall become a part of the Secured Obligations (as defined below). In addition, the Collateral Agent shall be indemnified and held harmless by the Grantors from and against any liability for such taxes and for any penalties or interest in respect of taxes on such investment income or payments in the manner provided in the Indenture.

(b) It is agreed that the Grantor shall retain all rights to dividends, all rights to vote and all other rights in respect of ownership of the Escrowed Shares, subject only to the Security Interest in the Disposition Proceeds Collateral (each as defined below); provided, that so long as the First Lien Escrow and Security Agreement is in effect, any certificated Restricted Equity Interests received as a dividend or other distribution in respect of Escrowed Shares shall be delivered to the First Lien Agent, or an agent or bailee of the First Lien Agent, in escrow for the benefit of the First Lien Agent and the Collateral Agent to be held pursuant to the terms of the First Lien Escrow and Security Agreement.

(c) If a Discharge of the First Lien Debt (as defined in the Intercreditor Agreement) has occurred or the First Lien Agent is no longer acting as escrow agent pursuant to the First Lien Escrow and Security Agreement, then the parties hereto will negotiate in good faith to amend this Agreement so that the Collateral Agent will act as escrow agent on terms substantially similar, mutatis mutandis, to the terms under which the First Lien Agent previously acted as escrow agent under the First Lien Escrow and Security Agreement.

(d) Each of the Grantors agrees that the Restricted Equity Interests and the Restricted Disposition Proceeds shall be delivered to and held in the escrow account in accordance with the First Lien Escrow and Security Agreement, and shall not be transferred or otherwise disposed of except in accordance with the First Lien Escrow and Security Agreement and this Agreement. Each Grantor owning a Restricted Equity Interest or Restricted Disposition Proceeds shall not incur and shall not permit the incurrence of any consensual lien on any such Restricted Equity Interest or Restricted Disposition Proceeds except to secure First Lien Debt (as defined in the Intercreditor Agreement). The Grantor shall give the Collateral Agent prior notice of any resignation of the First Lien Agent as escrow agent under the First Lien Escrow and Security Agreement. Each Grantor party to the First Lien Escrow and Security Agreement shall use commercially reasonable efforts to cause the continuance of the escrow in accordance with the terms of the First Lien Escrow Agreement so long as the Discharge of the First Lien Debt (as defined in the Intercreditor Agreement) has not occurred, and if the First Lien Escrow and Security Agreement is terminated, will promptly deliver certificates representing the Restricted Equity Interests and the Restricted Disposition Proceeds to the Collateral Agent, or an agent or bailee of the Collateral Agent, to hold in escrow pursuant to a new escrow agreement as contemplated by Section 1.2(c).

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Assignment and Grant of Security. Each Grantor hereby grants as collateral security for the payment, performance and satisfaction of all of the Indenture Obligations and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any other Note Document to which it is now or hereafter becomes a party (such Indenture Obligations, obligations and liabilities of the Grantors referred to collectively as the “Secured Obligations”), to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in and to, and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties (collectively, the “Security Interest”) all rights, titles and interests which such Grantor now has or at any time in the future may acquire in the following (collectively, the “Disposition Proceeds”): (i) all purchase and sale agreements relating to any of the Restricted Equity Interests and all rights to secure payment thereunder; (ii) the net cash proceeds and all securities, general intangibles, contract rights, or any other proceeds whatsoever (other than shares of a Subsidiary which the Grantor is not obligated to pledge) which are received or from time to time receivable or otherwise distributed in respect of the transfer, sale, assignment, conveyance or other disposition of any kind (each, a “Disposition”) of the Escrowed Shares or other Restricted Equity Interests and any other property substituted or exchanged therefor (other than Restricted Disposition Proceeds and other shares of a Subsidiary which the Grantor is not obligated to pledge) including without limitation proceeds from any foreclosure sale or any other forced sale or liquidation or any sale or disposition arising or occurring pursuant to a plan in bankruptcy; and (iii) any and all proceeds or other sums payable and/or distributable with respect to, all or any of the Escrowed Shares or other Restricted Equity Interests and the other interests described in the preceding clauses (i), (ii) and (iii) hereof. Disposition Proceeds which constitute Restricted Equity Interests shall be referred to herein as “Restricted Disposition Proceeds” and shall not be included within the property subject to the Security Interest. The Disposition Proceeds subject to the Security Interest are referred to herein as the “Disposition Proceeds Collateral”; provided, however, that Disposition Proceeds Collateral shall not include any Excluded Property (as defined in the Security Agreement, dated as of the date hereof (as amended, modified, supplemented, restated or amended and restated from time to time, the “Security Agreement”), among the grantors party thereto and the Collateral Agent) and Excluded Property shall not be subject to the Security Interest.

2.2 Delivery of Certificated Disposition Proceeds. Upon any Disposition or conversion of all or a part of the Escrowed Shares or other Restricted Equity Interests (including without limitation any foreclosure sale, any other forced sale or any sale or disposition arising or occurring pursuant to a plan in bankruptcy), the Grantors shall deliver to the Collateral Agent, or an agent or bailee of the Collateral Agent, any certificated Disposition Proceeds, including duly executed instruments of transfer. The term “certificated” when used with the term “Disposition Proceeds” shall mean any such Disposition Proceeds which are evidenced or represented by a note, certificate, instrument, chattel paper or other written evidence of ownership or entitlement.

(b) Notwithstanding anything to the contrary in this Agreement or any other Note Document, no Grantor shall be required to deliver to the Collateral Agent, or an agent or bailee of the Collateral Agent, any of the items described in Section 3(b) of the Security Agreement.

2.3 Second Priority Nature of Liens.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a second priority lien on and security interest in the Disposition Proceeds Collateral to the extent provided in the Intercreditor Agreement and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of the First Lien Debt, the requirements of this Agreement to physically deliver any Escrowed Shares or Disposition Proceeds to the Collateral Agent shall be deemed satisfied by delivery of such Escrowed Shares or Disposition Proceeds to the First Lien Agent as agent and bailee of the Collateral Agent in accordance with the Intercreditor Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. Each Grantor represents and warrants as follows:

(a) This Agreement and the grant of the Security Interest pursuant hereto creates a valid security interest in the Disposition Proceeds securing the payment of the Secured Obligations, and upon taking possession thereof, the filing of financing statements in accordance with the UCC, and/or any other necessary actions to perfect such security interest, such security interest in such Disposition Proceeds will be duly perfected; and all filings and other actions necessary or desirable to perfect and protect such security interest and such priority have been duly taken (or will be taken).

(b) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority is required (i) for the grant by Grantors of the Security Interest in the Disposition Proceeds or for the execution, delivery, performance or enforceability of this Agreement by the Grantors, (ii) for the perfection or maintenance of the Security Interest in the Disposition Proceeds created hereby except for the taking of possession thereof, the UCC filings or any other action required by the UCC or other applicable perfection statutes, or (iii) for the exercise by the Collateral Agent or any Secured Party of the rights provided for in this Agreement or the remedies in respect of the Disposition Proceeds pursuant to this Agreement.

(c) The Grantors are, individually or collectively, as applicable, the legal and beneficial owners of the Escrowed Shares and other Restricted Equity Interests; all of the Escrowed Shares and other Restricted Equity Interests currently outstanding and described on Schedule I are duly authorized and issued, fully paid and non-assessable, and all documentary, stamp or other taxes or fees owing in connection with the issuance thereof have been paid; to the knowledge of the Grantors, no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Escrowed Shares or other Restricted Equity Interests; the Escrowed Shares and other Restricted Equity Interests are free and clear of all Liens, mortgages, pledges, charges, security interests or other encumbrances, options, warrants, puts, calls and other rights of third persons, and restrictions, other than Permitted Liens, restrictions on transferability imposed by this Agreement, the Indenture, the other Note Documents, the applicable Franchise Agreement (as defined in the Credit Facility as in effect on the date hereof), the applicable Framework Agreement (as defined in the Credit Facility as in effect on the date hereof) and applicable state and federal securities laws; neither this Agreement, the Indenture nor any of the other Note Documents creates or requires the creation or the granting by any Grantor of a Security Interest in the Escrowed Shares and other Restricted Equity Interests.

(d) The original certificates representing all of the certificated Escrowed Shares and the certificated Restricted Equity Interests have been delivered to the First Lien Agent in escrow in accordance with the terms of the First Lien Escrow and Security Agreement. The Restricted Equity Interests described on Schedule I constitute (i) all of the issued and outstanding capital stock of each of the Escrow Subsidiaries as of the date hereof, and (ii) the indicated number of shares and/or ownership interest percentages of the entities as shown on Schedule I; none of the Escrow Subsidiaries have issued, nor are there outstanding, any options, warrants or other rights in favor of any Grantor or any other Person to acquire the Escrowed Shares or other Restricted Equity Interests or any capital stock of any of the Escrow Subsidiaries.

(e) This Agreement constitutes a legal, valid and binding obligation of each Grantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principals of equity; each Grantor has the corporate or partnership, as the case may be, power and authority and the legal right to execute and deliver, to perform its obligations under, and to (i) deliver the Escrowed Shares into the Escrow, and (ii) to grant the Security Interest in the Disposition Proceeds Collateral pursuant to this Agreement, and each Grantor has taken all necessary, corporate, limited liability company or partnership, as the case may be, action to authorize its execution, delivery and performance of the delivery of the Escrowed Shares into Escrow and the grant of the security interest in the Disposition Proceeds Collateral pursuant to this Agreement.

(f) The execution, delivery and performance of this Agreement will not (i) conflict with or result in any breach or contravention of any contractual obligation of any Grantor, including any agreement between a Grantor and any manufacturer or distributor, (ii) violate any law, or (iii) result in the creation or imposition of any Lien on any of the properties or revenues of any Grantor pursuant to any applicable law or contractual obligation of any Grantor, except as contemplated hereby.

(g) No action, suit or proceeding of or before any governmental authority is pending or, to the knowledge of Grantors, threatened by or against any Grantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(h) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

ARTICLE IV

COVENANTS

Grantors covenant and agree as follows:

4.1 Further Assurances. (a) Each Grantor agrees that, where any agreement existing as of the date hereof or hereafter to which such Grantor is a party contains any restriction prohibiting such Grantor from (i) transferring the Escrowed Shares into Escrow, or (ii) granting the Security Interest in the Disposition Proceeds Collateral, such Grantor will obtain or use its best efforts to obtain the necessary consent to or waiver of such restriction from any Person so as to enable such Grantor to effectively transfer the Escrowed Shares into Escrow and grant to Collateral Agent such Security Interest in the Disposition Proceeds Collateral.

(b) Each Grantor will from time to time at its expense promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, in order to perfect and protect the Security Interest granted or purported to be granted hereby or in any Joinder Agreement, in the Disposition Proceeds Collateral, in the priority thereof, or to create or preserve the full benefits of this Agreement and the rights and powers of Collateral Agent herein or in any Joinder Agreement, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder or thereunder with respect to any of the

Disposition Proceeds Collateral. Without limiting the generality of the foregoing, upon written request by Collateral Agent, each Grantor will: (i) if the Disposition Proceeds Collateral are certificated, deliver to Collateral Agent, or an agent or bailee of the Collateral Agent, such certificated Disposition Proceeds Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect and preserve the Security Interest granted or purported to be granted hereby with respect to any and all such Disposition Proceeds Collateral.

(c) Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Disposition Proceeds Collateral without the signature of such Grantor where and to the extent permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement covering the Disposition Proceeds Collateral or any part thereof shall be sufficient as a financing statement where and to the extent permitted by applicable law.

(d) Each Grantor will furnish to Collateral Agent from time to time, upon the written request of Collateral Agent, statements and schedules further identifying and describing the Disposition Proceeds Collateral and such other reports in connection with the Disposition Proceeds Collateral, as Collateral Agent may reasonably request.

(e) In addition to such other information as shall be specifically provided for herein, Grantors shall furnish to Collateral Agent such other information with respect to the Disposition Proceeds Collateral as Collateral Agent may reasonably request from time to time in connection with the Disposition Proceeds Collateral, or the protection, preservation, maintenance or enforcement of the Security Interest or the Disposition Proceeds Collateral, including, without limitation, all documents and things in Grantors’ possession, or subject to its demand for possession, related to the Disposition Proceeds Collateral.

(f) Except with respect to any transaction permitted by the Indenture, no Grantor will make any Disposition of the Escrowed Shares or other Restricted Equity Interests (whether certificated or uncertificated) or any part thereof, or create directly or indirectly any security interest or otherwise encumber (other than Permitted Liens and any restriction imposed by any Franchise Agreement (as defined in the Credit Facility as in effect on the date hereof) or any Framework Agreement (as defined in the Credit Facility as in effect on the date hereof) to which the Grantor is a party) any of the Escrowed Shares or other Restricted Equity Interests, or permit any of the Escrowed Shares or other Restricted Equity Interests to ever be or become subject to any warrant, put, option or other rights of third Persons or any attachment, execution, sequestration or other legal or equitable process, or any security interest or encumbrance of any kind (other than Permitted Liens).

(g) The Grantors shall enforce or secure in the name of Collateral Agent, for the benefit of the Secured Parties, the performance of each and every obligation, term, covenant, condition and agreement relating to any certificated Disposition Proceeds Collateral, and the Grantors shall appear in and defend any action or proceeding arising under, occurring out of or in any manner connected therewith and upon request by the Collateral Agent, the Grantors will do so in the name of the Collateral Agent and on behalf of the Secured Parties, but at the expense of the Grantors, and the Grantors shall pay all costs and expenses of the Collateral Agent and the

Secured Parties, including, but not limited to, attorneys’ fees and disbursements (“Attorney Costs”), in any action or proceeding in which the Secured Parties may appear.

(h) Upon the request of the Collateral Agent, each Grantor shall allow the Collateral Agent to inspect all records of such Grantor relating to the Escrowed Shares and/or the Disposition Proceeds Collateral, and to make and take away copies of such records.

(i) Upon the request of the Collateral Agent, each Grantor shall promptly notify the Collateral Agent of any material change in any fact or circumstance warranted or represented by such Grantor in this Agreement or in any other writing furnished by such Grantor to the Collateral Agent in connection with the Escrowed Shares or this Agreement.

(j) Upon the request of the Collateral Agent, each Grantor shall promptly notify the Collateral Agent of any claim, action or proceeding affecting title to the Escrowed Shares, or any part thereof, the Disposition Proceeds Collateral, or the Security Interest, and at the request of the Collateral Agent, appear in and defend, at the Grantors’ expense, any such action or proceeding.

(k) The Grantors (jointly and severally) shall promptly pay to the Collateral Agent the amount of all reasonable costs and expenses of the Collateral Agent and/or the Secured Parties, including, but not limited to, reasonable Attorney Costs, incurred by the Collateral Agent or the Secured Parties in connection with this Agreement and the enforcement of the rights of the Collateral Agent or the Secured Parties hereunder, in accordance with the Indenture.

(l) At no time shall any Escrowed Shares or other Restricted Equity Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the related Escrow Subsidiary has elected to have treated as a “security”) under Article 8 of the Uniform Commercial Code of the State of New York or of any other jurisdiction whose laws may govern (the “UCC”) be maintained in the form of uncertificated securities.

4.2 Conversions; etc. Should the Escrowed Shares, or any part thereof, ever be in any manner converted by any of the Escrow Subsidiaries into another property of the same or another type or any money or other proceeds ever be paid or delivered to any Grantor as a result of such Grantor’s rights in the Escrowed Shares, then in any such event (except as otherwise provided herein), (i) (in the case of property other than Restricted Equity Interests) all such property, money and other proceeds shall be and/or become part of the Disposition Proceeds Collateral, and (ii) (in the case of Restricted Equity Interests) such property shall be delivered in accordance with the First Lien Escrow and Security Agreement (so long as such agreement is in effect). Without limiting the generality of the foregoing, each Grantor hereby agrees that the shares of capital stock of the surviving corporation in any merger or consolidation involving any of the Escrow Subsidiaries or any of the Escrowed Shares shall be deemed to constitute Disposition Proceeds Collateral (or, if applicable, Restricted Disposition Proceeds) if the surviving Escrow Subsidiary ceases to be either a direct or indirect wholly owned Subsidiary of the Company.

4.3 Preservation of Escrowed Shares. Neither the Collateral Agent nor the Secured Parties shall have any responsibility for or obligation or duty with respect to all or any part of the Escrowed Shares or other Restricted Equity Interests or any Disposition Proceeds Collateral or

any matter or proceeding arising out of or relating thereto, including, without limitation, beyond the use of reasonable care in the custody and preservation thereof while in its possession, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible generally for the preservation of all rights in the Escrowed Shares, the other Restricted Equity Interests and the Disposition Proceeds Collateral.

4.4 Rights of Parties Before the Occurrence of an Event of Default.

(a) Exercising Rights and Receipt of Cash Proceeds Prior to an Event of Default. Unless and until any Event of Default shall occur and be continuing:

(i) With respect to all Disposition Proceeds Collateral, subject to the other provisions of this Agreement, the Grantors shall be entitled to receive all cash dividends or interest paid in respect of or attributable to such Disposition Proceeds Collateral and any and all other Distributions. As used herein “Distributions” shall mean the declaration or payment of any dividend or other distribution on or with respect to such Disposition Proceeds Collateral, and any other payment made with respect to such Disposition Proceeds Collateral other than in respect of a Disposition thereof.

(ii) With respect to all Disposition Proceeds Collateral, each Grantor shall have the right to vote and give consents with respect to all such Disposition Proceeds Collateral owned by it and to consent to, ratify, or waive notice of any and all meetings and take such other action as it deems appropriate to protect or further its interests in respect thereof, provided that such right shall in no case be exercised for any purpose contrary to, or in violation of, any of the terms or provisions of this Agreement, the Securities, the Indenture, or any other Note Document.

(iii) The relevant Grantor shall be entitled to receive and retain the cash purchase price for any sale of Restricted Equity Interests that is permitted under the Indenture and shall not be required to deliver such cash to the Collateral Agent pursuant to any provision hereof.

(b) Exercising Rights in Disposition Proceeds Collateral After the Occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, at the option of the Collateral Agent, without the consent of any Grantor, the Collateral Agent may:

(i) At any time vote or consent in respect of any Disposition Proceeds Collateral and authorize any such Disposition Proceeds Collateral to be voted and such consents to be given, ratify and waive notice of any and all meetings, and take such other action as shall seem desirable to the Collateral Agent, in its sole discretion, to protect or further the interests of the Collateral Agent and the Secured Parties in respect of any such Disposition Proceeds Collateral as though it were the outright owner thereof, and, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, after the occurrence and during the continuance of an Event of Default, its sole proxy and attorney-in-fact, with full power of substitution to vote and act with respect to any and all such Disposition Proceeds Collateral standing in the name of such Grantor or with respect to which such Grantor is entitled to vote and act. The proxy and power of attorney herein granted are coupled with interests, are irrevocable, and shall continue throughout the term of this Agreement;

(ii) In respect of any Disposition Proceeds Collateral, join in and become a party to any plan of recapitalization, reorganization or readjustment (whether voluntary or involuntary) as shall seem desirable to the Collateral Agent in respect of any such Disposition Proceeds Collateral, and deposit any such Disposition Proceeds Collateral under any such plan; make any exchange, substitution, cancellation or surrender of such Disposition Proceeds Collateral required by any such plan and take such action with respect to any such Disposition Proceeds Collateral as may be required by any such plan or for the accomplishment thereof and no such disposition, exchange, substitution, cancellation or surrender shall be deemed to constitute a release of such Disposition Proceeds Collateral from the Security Interest of this Agreement;

(iii) Receive for application as provided in Section 406 of the Indenture all payments of whatever kind made upon or with respect to any Disposition Proceeds Collateral; and

(iv) Subject to the provisions of Section 4.4(c) hereof transfer or endorse into its name, or into the name or names of its nominee or nominees, all or any of the Disposition Proceeds Collateral.

(c) Right of Sale of Disposition Proceeds Collateral After the Occurrence of an Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may sell, without recourse to judicial proceedings, by way of one or more contracts, with the right (except at private sale) to bid for and buy, free from any right of redemption, any Disposition Proceeds Collateral upon ten (10) days’ notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Grantors of the time and place of sale, for cash, upon credit or for future delivery, at the Collateral Agent’s option and in the Collateral Agent’s complete discretion:

(i) At public sale, including a sale at any broker’s board or exchange; or

(ii) At private sale in any manner which will not require the Disposition Proceeds Collateral, or any part thereof, to be registered in accordance with the Securities Act or any other law or regulation, at the best price reasonably obtainable by the Collateral Agent at any such private sale or other disposition in the manner mentioned above.

The Collateral Agent is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as the Collateral Agent may deem required or appropriate in the event of sale or disposition of such Disposition Proceeds Collateral. Each Grantor understands that the Collateral Agent may in its sole discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for such Disposition Proceeds Collateral, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Each Grantor agrees (A) that in the event the Collateral Agent shall so sell such Disposition Proceeds Collateral, or any portion thereof, at such private sale or sales, the Collateral Agent shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such a private sale thereof (any expense borne by the Collateral Agent in obtaining such advice to be paid by the Grantors as an expense related to the exercise by the Collateral Agent of its rights hereunder), and (B) that such reliance shall be conclusive evidence that the Collateral Agent handled such matter in a commercially reasonable manner. No Secured Party shall be under any obligation to take any steps to permit such Disposition Proceeds Collateral to be sold at a public sale or to delay a sale to permit the Escrow Subsidiaries to register such Disposition Proceeds Collateral for public sale under the Securities Act or applicable state securities law. In ease of any sale by the Collateral Agent of the Disposition Proceeds Collateral on credit or for future delivery, the Disposition Proceeds Collateral sold may be retained by the Collateral Agent until the selling price is paid by the purchaser, but the Collateral Agent shall incur no liability in case of failure of the purchaser to take up and pay for the Disposition Proceeds Collateral so sold. In case of any such failure, such Disposition Proceeds Collateral so sold may be again similarly sold. In connection with the sale of the Disposition Proceeds Collateral, the Collateral Agent is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by the Collateral Agent to render such sale exempt from the registration requirements of the Securities Act and any applicable state securities laws, and no sale so made in good faith by the Collateral Agent shall be deemed not to be “commercially reasonable” because so made. In no event, however, shall the Collateral Agent or any Secured Party have any right to sell, foreclose upon, or compel the sale of any Escrowed Shares.

(d) Other Rights After an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at its election, may with respect to all Disposition Proceeds Collateral exercise any and all rights available to a secured party under the UCC or the Uniform Commercial Code as enacted in any other applicable jurisdiction, in addition to any and all other rights afforded hereunder, under the Indenture, the Securities, under the other Note Documents, at law, in equity or otherwise.

(e) Application of Proceeds. Any and all Disposition Proceeds Collateral, including cash proceeds and the proceeds from the disposition as hereinabove provided, received by Holders or any part thereof shall be applied as provided in Section 406 of the Indenture.

4.5 Right to File as Financing Statement. The Collateral Agent shall have the right at any time to execute and file this Agreement as a financing statement, but the failure of the Collateral Agent to do so shall not impair the validity or enforceability of this Agreement or the Security Interest.

4.6 Restricted Disposition Shares; No Control by Collateral Agent or Holders.

(a) Notwithstanding anything herein to the contrary, the Collateral Agent shall not have, or be deemed to have, a security interest in any Restricted Disposition Proceeds or the Escrowed Shares, but the Collateral Agent shall have, and is hereby granted, a security interest in Disposition Proceeds Collateral (the “Subsequent Proceeds”) of Restricted Disposition Proceeds so long as such Subsequent Proceeds are not themselves Restricted Disposition Proceeds. Any

Restricted Disposition Proceeds delivered to the Collateral Agent, or an agent or bailee of the Collateral Agent, are to be held in Escrow by or on behalf of the Collateral Agent and will be deemed to be Escrowed Shares for purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement, the Indenture and the other Note Documents, and the transactions contemplated hereby and thereby, do not and will not, constitute, create or have the effect of constituting or creating, directly or indirectly, the actual or practical ownership of any of the Escrow Subsidiaries by the Collateral Agent or any Secured Party, or control, affirmative or negative, direct or indirect, by the Collateral Agent or any Secured Party over the management or any other aspect of the day-to-day operation of the Escrow Subsidiaries, which ownership and control remains exclusively and at all times in each of the Escrow Subsidiaries.

4.7 Agreement to Supplement. Each Grantor acknowledges and agrees that this Agreement shall be amended and supplemented from time to time to specifically include a description of all Escrowed Shares subject hereto subsequent to the date hereof. The Collateral Agent shall have a valid security interest in all additional Disposition Proceeds which come into existence after the date hereof, whether or not reflected on a supplement to Schedule I. The Grantor hereby agrees to execute, deliver and cause the filing of all stock powers, financing statements and other documents and to take such further action as deemed necessary in the Collateral Agent’s reasonable discretion with respect to each such additional Escrowed Shares and Disposition Proceeds to ensure each Grantor’s compliance hereunder with respect thereto.

4.8 Reinstatement. The granting of a security interest in the Disposition Proceeds Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Guarantor or otherwise, all as though such payment had not been made. The provisions of this Section 4.8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Agreement in any manner.

4.9 Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Guarantor, (y) proceed against or exhaust the Disposition Proceeds Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Collateral Agent for the benefit of the Secured Parties. Each Grantor authorizes the Collateral Agent and the Trustee without notice (except notice required by applicable law or the Indenture) or demand and without affecting its liability under the Indenture, this Agreement or any other Note Document from time to time to: (i) take and hold security, other than the Disposition Proceeds Collateral herein described, for the payment of such Secured

Obligations or any part thereof, and exchange, enforce, waive and release the Disposition Proceeds Collateral herein described or any part thereof or any such other security; and (ii) apply such Disposition Proceeds Collateral or other security and direct the order or manner of sale thereof as the Collateral Agent or the Trustee in its discretion may determine.

The Collateral Agent may at any time deliver (without representation, recourse or warranty) the Disposition Proceeds Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Disposition Proceeds Collateral so delivered, and the Collateral Agent shall thereafter be discharged from any liability or responsibility therefor.

4.10 Continued Powers. Until the termination of this Agreement, the power of sale and other rights, powers and remedies granted to the Collateral Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Collateral Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

4.11 Other Rights. The rights, powers and remedies given to the Collateral Agent for the benefit of the Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent or any Secured Party under the Indenture or any other Note Document or by virtue of any statute or rule of law. Any forbearance, failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof, and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Indenture.

4.12 Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Collateral Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Disposition Proceeds Collateral agreeable to the Collateral Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Disposition Proceeds conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Disposition Proceeds held by the Collateral Agent, for the benefit of the Secured Parties, the Collateral Agent shall have the right to determine the order in which any or all of the Disposition Proceeds shall be subjected to the remedies provided in this Agreement. Each Grantor hereby waives any and all rights to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Note Document or the Indenture.

4.13 Entire Agreement. This Agreement and each Joinder Agreement, together with the Indenture and the other Note Documents and the Intercreditor Agreement, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof and of the Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. Neither this Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Indenture.

4.14 Reliance. Each Grantor hereby consents and agrees that all Persons shall be entitled to accept the provisions hereof and of the Joinder Agreements as conclusive evidence of the right of the Collateral Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Disposition Proceeds, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any Persons.

4.15 Binding Agreement; Assignment. This Agreement and each Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Agreement, any Joinder Agreement or any interest herein or therein. All references herein to the Collateral Agent and to the Secured Parties (including the Holders of Securities) shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

4.16 Release of Liens.

(a) If any of the Escrowed Securities or any part of the Disposition Proceeds is sold, transferred or otherwise disposed of in compliance with the requirements of the Indenture, then in each such case, such Escrowed Shares or Disposition Proceeds shall automatically be released from (to the extent relevant) the Liens and security interest granted to the Collateral Agent for the benefit of the Secured Parties under this Agreement. If all or any of the Escrowed Securities or the Disposition Proceeds are required to be released in accordance with the Indenture, then in each such case, such Escrowed Shares or Disposition Proceeds shall automatically be released from (to the extent relevant) the Liens and security interest granted to the Collateral Agent for the benefit of the Secured Parties under this Agreement. Upon any Grantor’s request, the Collateral Agent shall (upon receipt of a written certification of an officer of the Company, which states that the Collateral Agent has received all documents, if any, required by the Trust Indenture Act (if the Trust Indenture Act is then applicable to the Indenture) and the Indenture) promptly execute and deliver to such Grantor, at such Grantor’s expense, all UCC termination statements, releases and similar documents that such Grantor shall reasonably request to terminate of record, or otherwise give appropriate notice of the termination of, any Lien conferred hereunder in connection with the making of such sales, dispositions or other transfers or such Lien releases; provided, that the Collateral Agent shall not be required to take any action or execute or deliver any document if doing so would violate the terms of the Intercreditor Agreement or the Indenture.

(b) If all or substantially all of the Escrowed Securities or Disposition Proceeds are required to be released in accordance with the Indenture with the consent of the Holders, then in each such case, at the request and expense of any Grantor, the Collateral Agent, having received the consent of the requisite Holders as required under the Indenture, will (upon receipt of a written certification of a Responsible Officer of the Company that the Trustee has received all documents, if any, required by the Trust Indenture Act (if the Trust Indenture Act is then applicable to the Indenture) and the Indenture) duly release from the security interest created hereby and, with respect to Escrowed Securities or Disposition Proceeds in the physical possession of the Collateral Agent, deliver to such Grantor (without recourse and without representation or warranty) such of the Escrowed Securities or Disposition Proceeds as are then being (or have been) so released and have not theretofore been released pursuant to this Agreement, and execute and deliver to such Grantor, at such Grantor’s expense, all UCC termination statements, releases and similar documents that such Grantor shall reasonably request to terminate of record, or otherwise give appropriate notice of the termination of, any Lien conferred hereunder in connection with such release of all or substantially all of the Escrowed Securities or Disposition Proceeds; provided, that the Collateral Agent shall not be required to take any action or execute or deliver any document if doing so would violate the terms of the Intercreditor Agreement or the Indenture.

4.17 Collateral Agent.

The rights, privileges, protections, immunities and indemnities in favor of the Collateral Agent in the Security Agreement shall be incorporated herein by reference and shall form part of this Agreement.

4.18 Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

4.19 Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

4.20 Termination. Subject to the provisions of Section 4.8, this Agreement and each Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party when the Second Priority Liens have been released, in whole, in accordance with the terms and conditions of Section 1505 of the Indenture. Upon such termination of this Agreement, the Collateral Agent shall, at the sole expense of the Grantors, promptly deliver to the Grantors the Escrowed Shares, all other certificated Restricted Equity Interests and the Disposition Proceeds Collateral and take such actions at the request of the Grantors as may be necessary to effect the same.

4.21 Notices. Any notice required or permitted hereunder shall be given in accordance with Section 106 of the Indenture.

4.22 Joinder. Each Person who shall at any time execute and deliver to the Collateral Agent a Joinder Agreement (including each Person required to deliver a Joinder Agreement pursuant to Section 913(b) of the Indenture) shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder to the extent required pursuant to such Joinder Agreement as a Grantor and shall have thereupon pursuant to Section 1 hereof granted a security interest in and collaterally assigned and pledged to the Collateral Agent for the benefit of the Secured Parties all Disposition Proceeds which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein, in any other Note Document and in the Indenture to the Grantors or to the parties to this Agreement shall be deemed to include such Person as a Grantor hereunder. Each Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules to each Joinder Agreement.

4.23 Survival of Representations.

All representations and warranties contained herein shall survive the delivery of documents referred to herein or secured hereby.

4.24 Governing Law; Waivers.

(a) THIS AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR A JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH GRANTOR PROVIDED IN SECTION 4.21 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE COLLATERAL AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY JOINDER AGREEMENT OR THE OTHER NOTE

DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY GRANTOR OR ANY OF SUCH GRANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

GRANTORS:

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Name:	Stephen K. Coss, Senior VP,
Title:	General Counsel, and Secretary

FAA HOLDING CORP.

FIRSTAMERICA AUTOMOTIVE, INC.

L DEALERSHIP GROUP, INC.

SAI AL HC1, INC.

SAI AL HC2, INC.

SAI FL HC2, INC.

SAI FL HC4, INC.

SAI MD HC1, INC.

SAI OK HC1, INC.

SAI TN HC3, LLC

SONIC AUTOMOTIVE OF NEVADA, INC.

SONIC OF TEXAS, INC.

By:	/s/ Stephen K. Coss
Name:	Stephen K. Coss, Secretary
Title:

SAI GEORGIA, LLC

By:	SONIC AUTOMOTIVE OF NEVADA, INC., as Sole Member

	By:	/s/ Stephen K. Coss
	Name:	Stephen K. Coss, Secretary
Title:

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

[Security Agreement (Escrowed Equity)]

SCHEDULE I

Escrowed Shares

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
FAA Holding Corp.	1. FAA Las Vegas H, Inc. Nevada Corporation C13186-1999	Common Stock	10,000	2
FAA Holding Corp.	2. Kramer Motors Incorporated California Corporation C0392185	Common Stock	250	10
FirstAmerica Automotive, Inc.	3. FAA Beverly Hills, Inc. California Corporation C2069519	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	4. FAA Capitol N, Inc. California Corporation C2054429	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	5. FAA Concord H, Inc. California Corporation C2004304	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	6. FAA Concord T, Inc. California Corporation C0613543	Common Stock	1,000	5

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
FirstAmerica Automotive, Inc.	7. FAA Dublin N, Inc. California Corporation C2007600	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	8. FAA Poway H, Inc. California Corporation C2006230	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	9. FAA Poway T, Inc. California Corporation C2006232	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	10. FAA San Bruno, Inc. California Corporation C2004303	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	11. FAA Serramonte, Inc. California Corporation C2004221	Common Stock	10,000	3
FirstAmerica Automotive, Inc.	12. FAA Serramonte H, Inc. California Corporation C2069465	Common Stock	10,000	2

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
FirstAmerica Automotive, Inc.	13. FAA Serramonte L, Inc. California Corporation C2004222	Common Stock	10,000	2
FirstAmerica Automotive, Inc.	14. FAA Stevens Creek, Inc. California Corporation C2004216	Common Stock	10,000	2
L Dealership Group, Inc.	15. Franciscan Motors, Inc. California Corporation C1532758	Common Stock	700,000	10
L Dealership Group, Inc.	16. Santa Clara Imported Cars, Inc. California Corporation C0587296	Common Stock	1,082	10
L Dealership Group, Inc.	17. Sonic - Stevens Creek B, Inc. California Corporation C0723787	Common Stock	300,000	10
L Dealership Group, Inc.	18. Windward, Inc. Hawaii Corporation 41788D1FPD	Common Stock	140,500	10

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
SAI AL HC1, Inc.	19. SAI Montgomery B, LLC Alabama Limited Liability Company 428-746	LLC Interest	100.00%	N/A
SAI AL HC2, Inc.	20. SAI Irondale Imports, LLC Alabama Limited Liability Company 428-744	Common Stock	100.00%	N/A
SAI AL HC2, Inc.	21. SAI Irondale L, LLC Alabama Limited Liability Company 662-073	LLC Interest	100.00%	N/A
SAI FL HC2, Inc.	22. SAI Clearwater T, LLC Florida Limited Liability Company L08000116713	LLC Interest	100.00%	N/A
SAI FL HC2, Inc.	23. SAI Fort Myers B, LLC Florida Limited Liability Company L08000116712	LLC Interest	100.00%	N/A
SAI FL HC4, Inc.	24. SAI Fort Myers H, LLC Florida Limited Liability Company L08000116710	LLC Interest	100.00%	N/A
SAI MD HC1, Inc.	25. SAI Rockville L, LLC Maryland Limited Liability Company W12791083	LLC Interest	100.00%	N/A

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
SAI OK HC1, Inc.	26. SAI Atlanta B, LLC Georgia Limited Liability Company 08083814	LLC Interest	100.00%	N/A
SAI OK HC1, Inc.	27. SAI Oklahoma City – H, LLC. Oklahoma Limited Liability Company 3512215666	LLC Interest	100.00%	N/A
SAI OK HC1, Inc.	28. SAI Oklahoma City T, LLC Oklahoma Limited Liability Company 3512215664	LLC Interest	100.00%	N/A
SAI OK HC1, Inc.	29. SAI Tulsa N, LLC Oklahoma Limited Liability Company 3512215684	LLC Interest	100.00%	N/A
SAI OK HC1, Inc.	30. SAI Tulsa T, LLC Oklahoma Limited Liability Company 3512215671	LLC Interest	100.00%	N/A
SAI TN HC3, LLC	31. SAI Nashville H, LLC Tennessee Limited Liability Company 0336180	LLC Interest (Class A Units)	1	N/A
SAI TN HC3, LLC		LLC Interest (Class B Units)	99
Sonic Automotive, Inc.	32. Avalon Ford, Inc. Delaware Corporation 0896102	Common Stock	4,164	17

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
Sonic Automotive, Inc.	33. Marcus David Corporation North Carolina Corporation 0272880	Common Stock	579,000	8
Sonic Automotive, Inc.	34. Ontario L, LLC California Limited Liability Company 200330110050	LLC Interest	100.00%	N/A
Sonic Automotive, Inc.	35. SAI Ann Arbor Imports, LLC Michigan Limited Liability Company E15303	LLC Interest	100.00%	N/A
Sonic Automotive, Inc.	36. SAI Columbus T, LLC Ohio Limited Liability Company CP13128	LLC Interest	100.00%	N/A
Sonic Automotive, Inc.	37. SAI Long Beach B, Inc. California Corporation C2998588	Common Stock	100	1
Sonic Automotive, Inc.	38. SAI Monrovia B, Inc. California Corporation C2979304	Common Stock	100	1

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
Sonic Automotive, Inc.	39. Sonic Automotive 2752 Laurens Rd., Greenville, Inc. South Carolina Corporation	Common Stock	100	1
Sonic Automotive, Inc.	40. Sonic Automotive - 9103 E. Independence, NC, LLC North Carolina Limited Liability Company 0470751	LLC Interest	100.00%	N/A
Sonic Automotive, Inc.	41. Sonic–Buena Park H, Inc. California Corporation C2356456	Common Stock	100	1
Sonic Automotive, Inc.	42. Sonic–Calabasas A, Inc. California Corporation C2413759	Common Stock	100	1
Sonic Automotive, Inc.	43. Sonic – Denver T, Inc. Colorado Corporation 20021350687	Common Stock	100	1
Sonic Automotive, Inc.	44. Sonic – Harbor City H, Inc. California Corporation C2356454	Common Stock	100	1
Sonic Automotive, Inc.	45. Sonic - Lloyd Nissan, Inc. Florida Corporation 593560057	Common Stock	100	1

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
Sonic Automotive, Inc.	46. Sonic - Manhattan Fairfax, Inc. Virginia Corporation 0521177-6	Common Stock	100	1
Sonic Automotive, Inc.	47. Sonic - Newsome of Florence, Inc. South Carolina Corporation	Common Stock	100	1
Sonic Automotive, Inc.	48. Sonic–Serramonte I, Inc. California Corporation C2469221	Common Stock	100	1
Sonic Automotive, Inc.	49. Sonic - Shottenkirk, Inc. Florida Corporation 593575773	Common Stock	100	1
Sonic Automotive, Inc.	50. Sonic Tysons Corner H, Inc. Virginia Corporation 0645231-2	Common Stock	100	1
Sonic Automotive, Inc.	51. Sonic Tysons Corner Infiniti, Inc. Virginia Corporation 0645232-0	Common Stock	100	1
Sonic Automotive, Inc.	52. Sonic–West Covina T, Inc. California Corporation C2356455	Common Stock	100	1

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
SAI Georgia, LLC	53. Sonic – Stone Mountain T, L.P. Georgia Limited Partnership 0342795	General Partner Interest	1.00%	N/A
Sonic Automotive of Nevada, Inc.		Limited Partner Interest	99.00%
Sonic Automotive of Nevada, Inc.	54. Sonic Automotive of Chattanooga, LLC Tennessee Limited Liability Company 0336188	LLC Interest (Class A Units)	1	N/A
Sonic Automotive of Nevada, Inc.		LLC Interest (Class B Units)	99
Sonic Automotive of Nevada, Inc.	55. Sonic Automotive of Nashville, LLC Tennessee Limited Liability Company 0336186	LLC Interest (Class A Units)	1	N/A
Sonic Automotive of Nevada, Inc.		LLC Interest (Class B Units)	99
Sonic Automotive of Nevada, Inc.	56. Sonic – 2185 Chapman Rd., Chattanooga, LLC Tennessee Limited Liability Company 0366281	LLC Interest (Class A Units)	1	N/A
Sonic Automotive of Nevada, Inc.		LLC Interest (Class B Units)	99
Sonic of Texas, Inc.	57. Philpott Motors, Ltd. Texas Limited Partnership 12223010	General Partner Interest	1.00%
Sonic Automotive of Nevada, Inc.		Limited Partner Interest	99.00%	N/A

GRANTOR	ESCROW SUBSIDIARIES	TYPE OF SHARES	NO. OF SHARES	CERT. NO.(S)
Sonic of Texas, Inc.	58. Sonic – Fort Worth T, L.P. Texas Limited Partnership 13920710	General Partner Interest	1.00%	N/A
Sonic Automotive of Nevada, Inc.		Limited Partner Interest	99.00%
Sonic of Texas, Inc.	59. Sonic - Lute Riley, L.P. Texas Limited Partnership 11869810	General Partner Interest	1.00%	N/A
Sonic Automotive of Nevada, Inc.		Limited Partner Interest	99.00%
Sonic of Texas, Inc.	60. Sonic Momentum B, L.P. Texas Limited Partnership 800235477	General Partner Interest	1.00%	N/A
Sonic Automotive of Nevada, Inc.		Limited Partner Interest	99.00%